UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 29, 2006

MORGAN BEAUMONT, INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6015 31st Street East, Bradenton, Florida		34203
(Address of principal executive offices)		(Zip Code)
Registrant's telephone, including area code:	(941) 753-2875
Not applicable.
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Securities Exchange Agreements and Senior Secured Convertible Promissory Notes

On September 29, 2006, Morgan Beaumont, Inc. (the "Company") entered into Securities Exchange Agreements, dated as of September 29, 2006 (the "Exchange Agreements"), with several institutional and accredited investors (the "Investors"). Pursuant to the Exchange Agreements, the Company issued an aggregate of $3,967,250 senior secured convertible promissory notes (the "Notes") in exchange for the surrender by the Investors of those previously issued senior secured convertible promissory notes in the aggregate of $3,967,250 and warrants convertible into 15,869,000 shares of the Company's common stock, par value $0.001 ("Common Stock"), all dated as of August 2, 2006. Within 90 days of the date of the Exchange Agreements, the Investors have the right to purchase another $1,000,000 of senior secured convertible promissory notes on a pro rata basis. Similarly, within this same 90 day period, the Company may demand the purchase of these additional $1,000,000 senior secured convertible promissory notes by the Investors on a pro rata basis.

The Notes accrue interest at a 9% per annum rate and mature on June 30, 2007. The Company may prepay the notes at any time. Pending approval from the Company's stockholders to amend the Company's Certificate of Incorporation to increase the number of the Company's authorized shares of Common Stock, the Company is obligated to reserve 79,345,000 shares of Common Stock to provide for the conversion of the Notes into Common Stock. After the stockholder approval and reservation of shares, the Investors may convert the Notes into Common Stock at any time prior to the Notes' prepayment or maturity at a conversion price of $0.05 per share. The Notes provide for customary events of default, including payment defaults, breaches of covenants and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, will be immediately due and payable.

Pursuant to the terms of the Notes, the Company shall not effect any conversion of a Note, and the Investor holding such Note shall not have the right to convert any portion of such Note, to the extent that after giving effect to such conversion, such Investor would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to the issuance of Common Stock upon conversion.

Pursuant to the terms of the Exchange Agreements, whenever the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act") in a secondary offering of the Company's securities and the registration form to be used may be used for the registration of Common Stock acquired upon conversion of the Notes (the "Registrable Securities"), the Company is obligated to give prompt written notice to the Investors and include in such registration, subject to certain pro rata allocation provisions, all Registrable Securities for which the Company has received written requests for inclusion. Additionally, upon conversion of the Notes into Common Stock, the Company is obligated to file a registration statement covering the Registrable Securities within ninety (90) days of such conversion. The Company is further obligated to use reasonable efforts to cause such registration statement to be declared effective under the Act as promptly as possible after the filing thereof, and to use reasonable efforts to keep the registration statement continuously effective under the Act until the date when all Registrable Securities covered by the registration statement may be sold.

The foregoing is a summary description of certain terms of the Exchange Agreements and the Notes. The form of the Exchange Agreements and the form of the Notes are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference. You are encouraged to read the entire text of the exhibits attached hereto.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes and the shares of Common Stock issuable upon conversion of the Notes have not been registered under the Act. The Company offered and sold the Notes to the Investors in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
99.1 –	Form of Securities Exchange Agreement, as executed by the Company and the Investors on September 29, 2006.

99.2 –	Form of Senior Secured Convertible Promissory Note, as executed by the Company and the Investors on September 29, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN BEAUMONT, INC.

Date:	October 5, 2006	By:	/s/ JERRY WELCH
		Name:	Jerry Welch
		Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document

99.1	Form of Securities Exchange Agreement, as executed by the Company and each of the Investors on September 29, 2006.

99.2	Form of Senior Secured Convertible Promissory Note, as executed by the Company and each of the Investors on September 29, 2006.

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